UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 14, 2009

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip code)

(201) 363-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2009, the Company’s Board of Directors elected, effective September 1, 2009, John R. Wood (Lieutenant General, U.S. Army, Ret.) to the Board of Directors as a Class III director, to serve until the Company’s 2012 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Wood was elected after the Company expanded the size of the Board of Directors to nine members. Mr. Wood, age 59, served over thirty-six years as an officer in the United States Army, retiring in January 2009. Mr. Wood served in roles of increasing responsibility, including as the Commanding General, 2nd Infantry Division, the Director of Army Strategic Plans and Policy, the Director of Joint Experimentation for the United States Joint Forces Command and, most recently, the Deputy Commander of the United States Joint Forces Command. Since retirement from the Army in January 2009, Mr. Wood has devoted his attention to the establishment of Star Strategies Group LLC, a consulting practice. In connection with his service as a director of the Company, Mr. Wood has also entered into an Indemnification Agreement with the Company substantially identical to the Indemnification Agreements entered into with the Company’s other directors and executive officers described in the Company’s proxy statement for the 2009 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
           99          Press Release of the Company dated August 19, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Robert G. Costantini

	Name: Title:	Robert G. Costantini Executive Vice President and Chief Financial Officer

Date:  August 19, 2009

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release of the Company dated August 19, 2009.